Exhibit 99

CompuDyne Third Quarter Earnings Increase Fivefold to $0.12 Per Share; Revenues Increase 28.4%; Company Increases Full Year Guidance to
$0.53 - $0.55 Per Share

    HANOVER, Md.--(BUSINESS WIRE)--Nov. 6, 2003--CompuDyne Corp. (Nasdaq:CDCY) an industry leader in sophisticated security products, integration and technology for the public security markets, today announced that earnings per share for the third quarter of 2003 were $0.12 compared to $0.02 in the third quarter of 2002. Included in operating expenses for the third quarter of 2003 is a pre-tax non-cash amortization and depreciation charge of $244 thousand related to the prior year's acquisition of Tiburon and non-recurring plant relocation expenses of $259 thousand equivalent to $0.04 per share. Revenues for the third quarter of 2003 were $53.1 million, an increase of $11.7 million or 28.4% over the third quarter of 2002. Net income for the third quarter of 2003 was $1.0 million, an increase of $0.8 million or 404% over the third quarter of 2002. EBITDA for the third quarter was $2.6 million.
    Earnings per share for the nine months of 2003 were $0.36 compared to $0.21 for the first nine months of 2002. Included in operating expenses for the nine months of 2003 is a pre-tax non-cash amortization and depreciation charge of $730 thousand related to the prior year's acquisition of Tiburon and non-recurring plant relocation expenses of $281 thousand, equivalent to $0.07 per share. Revenues for the nine months of 2003 were $147.4 million, an increase of $36.1 million, or 32.5% over the nine months of 2002. Net income for the nine months of 2003 was $3.0 million, an increase of $1.3 million, or 75.3%, over the nine months of 2002. EBITDA for the nine months was $8.0 million.
    Revenues and earnings benefited in the nine months of 2003 from the completion of the acquisition of Tiburon, Inc. on May 10, 2002.
    Backlogs at September 30, 2003 were $160.6 million. Backlog declined as a result of restrained activity at Institutional Security Systems, related to tight customer budgets and increased competition. Attack Protection and Public Safety & Justice were also impacted by tight customer budgets and delays in awards. There has been a marked increase in bidding activity for target projects at both ISS and AP in the past two months.
    The company's balance sheet continued to strengthen in the third quarter due to strong EBITDA and asset management efforts, with net debt (debt minus cash) decreasing from June 30, 2003 by $1.4 million to $15.6 million at September 30, 2003.
    The third quarter reflected strong results at Institutional Security Systems despite the relocation expenses, a solid performance at Federal Security Systems, and the continuation of the sharp up trend in Public Safety & Justice. PS&J had an excellent quarter despite the approximately $360 thousand cost of its very well attended annual User's Conference in September. PS&J experienced heavy shipments under the new Detroit contract. Attack Protection continued to suffer from excess capacity at its new plant, restrained customer releases for production, and critical supplier interruptions, resulting in lower than expected revenues and a modest loss for the quarter. Attack Protection revenues and earnings should increase materially in the fourth quarter.
    With continued strong results expected from ISS, PS&J and FSS, and sharply improved results from AP, fourth quarter 2003 earnings are expected to be significantly higher than the third quarter. As a result, the company now expects full year 2003 earnings of $0.53 -
0.55 per share after amortization and depreciation charges related to the prior year's acquisition of Tiburon and non-recurring plant relocation expenses equivalent to $0.09 per share. For 2004 the Company expects improved activity and margins at Public Safety & Justice and Attack Protection, as well as better margins at Institutional Security Systems, to partially offset reduced revenues at ISS due to reduced backlogs. Earnings in 2004 are expected to be higher than in 2003, and the Company expects to issue guidance on 2004 earnings during December, after the results of recent bidding activity is known. These estimates do not take into account any net impact of the possible issue of convertible notes which was announced on September 22, 2003.

    Certain statements made in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements concerning the Company's expectations with respect to future operating results and other events. Although the Company believes it has a reasonable basis for these forward-looking statements, these statements involve risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the security market, the Company's ability to secure new contracts and the risks inherent in CompuDyne's business and future uncertainties which are further described in its filings with the Securities and Exchange Commission, such as the Company's Form 10-K, Form 10-Q, and Form 8-K reports.

    About CompuDyne

    CompuDyne operates within four business segments; each with leading positions in physical and electronic security and technology-based solutions for the public security market. The Institutional Security Systems segment provides physical and electronic security products, as well as integration and maintenance services, to the corrections and courthouse markets. The Attack Protection segment is a premier provider of bullet, blast and attack resistant products to U.S. embassies, banks, courthouses and other highly secured facilities in the U.S. and around the world. The segment also designs and manufactures fiber-optic sensors and related systems using optical fiber, proprietary optics and digital signal processing. The Federal Security Systems segment is a supplier of security and specialty engineering services and telecommunications products to the military, intelligence and commercial markets. The Public Safety & Justice segment develops, implements, and supports automated information solutions for public safety and justice agencies worldwide. This division serves government agencies throughout the United States, and is dedicated to the public safety and justice software market. Public Safety and Justice also includes the division that provides large-scale inmate management and institutional medical software systems.




                COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)


                                      September 30,       December 31,
                        ASSETS            2003                2002
                                          ----                ----
                                               (in thousands)
Current Assets
  Cash and cash equivalents            $    3,470          $    1,274
  Accounts receivable, net                 49,918              45,168
  Contract costs in excess of
   billings                                15,741              18,297
  Inventories                               5,686               6,401
  Deferred tax assets                       1,220               1,220
  Prepaid expenses and other                2,681               2,510
                                       ----------          ----------
    Total Current Assets                   78,716              74,870

Property, plant and equipment, net         10,492              12,171
Goodwill and intangible assets, net        27,749              32,109
Deferred tax assets                           942                 987
Other                                         659                 667
                                       ----------          ----------
    Total Assets                       $  118,558          $  120,804
                                       ==========          ==========

                 LIABILITIES AND SHAREHOLDERS' EQUITY
                 ------------------------------------

Current Liabilities
  Accounts payable and accrued
   liabilities                         $   29,265          $   22,235
  Billings in excess of contract
   costs incurred                          12,734              13,602
  Deferred revenue                          6,551               5,812
  Current portion of notes payable          2,107               2,402
                                       ----------          ----------
    Total Current Liabilities              50,657              44,051

Notes payable                              16,918              25,108
Deferred tax liabilities                    2,114               2,114
Other                                         211                 327
                                       ----------          ----------
    Total Liabilities                      69,900              71,600
                                       ----------          ----------

Commitments and contingencies

Total Shareholders' Equity                 48,658              49,204
                                       ----------          ----------
Total Liabilities and Shareholders'
 Equity                                $  118,558          $  120,804
                                       ==========          ==========

Certain prior year numbers have been reclassified to conform to the current year's format.



                COMPUDYNE CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)


                         Three Months Ended       Nine Months Ended
                            September 30,            September 30,
                          2003        2002        2003         2002
                          ----        ----        ----         ----
                           (in thousands, except per share data)

Net sales              $   53,136  $   41,380  $  147,441  $  111,286
Cost of goods sold         41,125      31,907     111,860      86,380
                       ----------  ----------  ----------  ----------
Gross profit               12,011       9,473      35,581      24,906

Operating expenses          7,968       6,816      23,114      17,838
Research and development    1,683       1,716       5,596       3,039
Amortization and
 depreciation of
 purchase accounting
 intangibles                  244         244         730         406
Relocation charges            259           -         281           -
                       ----------  ----------  ----------  ----------
Operating income            1,857         697       5,860       3,623
                       ----------  ----------  ----------  ----------

Total other expense           221         372         925         892
                       ----------  ----------  ----------  ----------
Income before income
 taxes                      1,636         325       4,935       2,731
Income taxes                  654         130       1,974       1,042
                       ----------  ----------  ----------  ----------
Net income             $      982  $      195  $    2,961  $    1,689
                       ==========  ==========  ==========  ==========

Earnings per share:
-------------------
Basic earnings per
 share                 $      .12  $      .03  $      .38  $      .23
                       ==========  ==========  ==========  ==========
Weighted average number
 of common shares
 outstanding                7,923       7,898       7,881       7,333
                       ==========  ==========  ==========  ==========
Diluted earnings
 per share             $      .12  $      .02  $      .36  $      .21
                       ==========  ==========  ==========  ==========
Weighted average number
 of common shares and
 equivalents                8,199       8,322       8,140       7,878
                       ==========  ==========  ==========  ==========




                COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED FINANCIAL DATA
                       (in thousands, unaudited)


                         Three Months Ended       Nine Months Ended
                            September 30,           September 30,
                          2003        2002        2003        2002
                          ----        ----        ----        ----
Revenues
  Public Safety and
   Justice             $   16,194  $   10,232  $   38,733  $   19,304
  Institutional
   Security Systems        26,357      20,823      75,497      63,024
  Attack Protection         6,036       6,939      20,912      18,711
  Federal Security
   Systems                  4,549       3,386      12,299      10,247
                       ----------  ----------  ----------  ----------
                       $   53,136  $   41,380  $  147,441  $  111,286
                       ==========  ==========  ==========  ==========


                         Three Months Ended       Nine Months Ended
                            September 30,            September 30,
                          2003        2002        2003         2002
                          ----        ----        ----         ----
Pre-tax income (loss)
  Public Safety and
   Justice             $      790  $      (38) $    1,340  $      455
  Institutional
   Security Systems         1,216         152       2,788       2,330
  Attack Protection          (663)       (155)       (153)       (844)
  Federal Security
   Systems                    223         208         726         509
  Corporate                    70         158         234         281
                       ----------  ----------  ----------  ----------
                       $    1,636  $      325  $    4,935  $    2,731
                       ==========  ==========  ==========  ==========


                                 September 30, December 31,
                                      2003        2002
                                      ----        ----
Backlog
  Public Safety and
   Justice                         $   65,962  $   74,867
  Institutional
   Security Systems                    68,780      99,527
  Attack Protection                    14,375      18,478
  Federal Security
   Systems                             11,528      11,440
                                   ----------  ----------
                                   $  160,645  $  204,312
                                   ==========  ==========


             RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

                               Three Months             Nine Months
                                   Ended                   Ended
                             September 30, 2003     September 30, 2003
                             ------------------     ------------------

Net income                       $       982            $     2,961
Tax expense                              654                  1,974
Interest expense                         366                  1,079
Depreciation and
 amortization                            640                  2,016
                                 -----------            -----------
EBITDA                           $     2,642            $     8,030
                                 ===========            ===========


    This press release contains unaudited financial information that is not prepared in accordance with generally accepted accounting principals (GAAP). Investors are cautioned that the non-GAAP financial measures are not to be construed as an alternative to GAAP. The Company's management uses EBITDA (earnings before interest, taxes, depreciation and amortization) in its internal analysis of net income and monitors it to ensure compliance with certain covenants under the Company's credit facility. Management believes that EBITDA provides useful information to investors for meaningful comparison to prior periods and analysis of the critical components of its results of its operations. Management also believes that EBITDA is a valuable financial measure to investors because it allows them to monitor the Company's compliance with certain covenants under its credit facility.

    CONTACT: CompuDyne Corp.
             Geoffrey F Feidelberg, 410-712-0275
             investors.relations@compudyne.com